As filed with the Securities and Exchange Commission on April 29, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Thor industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware	93-0768752
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

601 East Beardsley Avenue

Elkhart, Indiana 46514-3305

(574) 970-7460

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

W. TODD WOELFER

Senior Vice President, General Counsel and Secretary

Thor Industries, Inc.

601 East Beardsley Avenue

Elkhart, Indiana 46514-3305

(574) 970-7460

(Name, address, including zip code, and telephone number, including area code, of agent for service)

COPIES OF ALL CORRESPONDENCE TO:

Stephen J. Hackman, Esq.

Ice Miller LLP

One American Square, Suite 2900

Indianapolis, Indiana 46282-0200

(317) 236-5803

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Shares(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.10 per share	2,256,492	$68.75	$155,133,825.00	$18,802.22

(1)

Pursuant to Rule 416 under the Securities Act, includes an undetermined number of additional shares of common stock as may from time to time be issued by reason of stock splits, stock dividends and other similar transactions.

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act, based upon the average of the high and low selling prices of the common stock on April 22, 2019, as reported on the New York Stock Exchange.

PROSPECTUS

THOR INDUSTRIES, INC.

COMMON STOCK

This prospectus relates to the resale of up to 2,256,492 shares of common stock, par value $0.10 per share, of Thor Industries, Inc. (“Our,” “we,” “us,” the “Company” or “Thor”), by the selling stockholders named in this prospectus in connection with resales, from time to time in one or more offerings. The selling stockholders acquired their shares of our common stock in connection with our acquisition of Erwin Hymer Group SE (“EHG”), pursuant to the Stock Purchase Agreement, dated as of September 18, 2018, as amended February 1, 2019 (the “Purchase Agreement”), by and among the Company, Tyr Holdings GmbH & Co. AG, a wholly owned subsidiary of the Company and the selling stockholders, pursuant to which the Company acquired all of the issued and outstanding shares of capital stock of EHG, a previously privately held international company and manufacturer of recreational vehicles in Europe and other locations, from the selling stockholders. We are registering the resale of these securities as required by the Purchase Agreement.

The selling stockholders may sell shares of our common stock from time to time in a number of different ways and at varying prices. For more information on possible methods of sale by the selling stockholders, you should refer to the section of this prospectus entitled “Plan of Distribution.” We will not receive any proceeds from the sale of any shares of common stock covered by this prospectus. We will bear all costs, expenses and fees in connection with the registration of the shares of common stock. The selling stockholders will bear all commissions and discounts, if any, attributable to the sale of shares of common stock.

Our registration of the common stock covered by this prospectus does not mean that the selling stockholders will offer or sell any of the shares. This prospectus describes the general manner in which our common stock may be offered and sold by the selling stockholders. If necessary, the specific manner in which our common stock may be offered and sold will be described in a supplement to this prospectus. Any statement contained in this prospectus is deemed modified or superseded by any inconsistent statement contained in any supplement to this prospectus. You should read this prospectus and any prospectus supplement, as well as the documents incorporated by reference into this prospectus and any applicable prospectus supplement, carefully before you invest.

Our shares of common stock are listed on The New York Stock Exchange under the symbol “THO.” The last reported sale price of our common stock on April  26, 2019 was $66.91 per share.

Investing in our common stock involves risks. See “Risk Factors” on page 2.

None of the Securities and Exchange Commission, any state securities commission or any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 29, 2019.

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus and any accompanying supplement to this prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, any securities other than the registered securities to which they relate, nor does this prospectus and any accompanying supplement to this prospectus constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus in any jurisdiction to or from any person whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. The information contained in this prospectus is current only as of its date.

Neither this prospectus nor any accompanying supplement to this prospectus constitutes an offer, or an invitation on our behalf or on behalf of the selling stockholders or any agent, to subscribe for and purchase any of the securities and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

“Our,” “we,” “us,” the “Company” and “Thor” as used in this prospectus refer to Thor Industries, Inc., and its subsidiaries collectively, as the context requires.

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement that we have filed with the Securities and Exchange Commission, or SEC. Under this shelf registration process, the selling stockholders may, from time to time, sell the shares of common stock described in this prospectus in one or more offerings.

Each time the selling stockholders offer shares of common stock, we will, if required, provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement also may add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find Additional Information” on page 8 of this prospectus.

The registration statement that contains this prospectus, including the exhibits to the registration statement, contains additional information about us and the securities offered under this prospectus. That registration statement can be read on the SEC’s web site (http://www.sec.gov).

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein include statements of our expectations, intentions, plans and beliefs that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Forward-looking statements may include the words “believe,” “expect,” “anticipate,” “estimate,” “project,” “intend,” “plan,” “will,” “may,” and similar expressions. We claim the protection of the Private Securities Litigation Reform Act of 1995 for all forward-looking statements. Our forward looking statements are made based on management’s current expectations and beliefs regarding future and anticipated developments and their effects upon Thor, and inherently involve uncertainties and risks, such as those disclosed in this prospectus, in any prospectus supplement and the documents incorporated by reference herein or therein. These forward looking statements are not a guarantee of future performance. We cannot assure you that actual results will not differ materially from our expectations.

Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change. Important risks and factors that could cause our actual results to be materially different from our expectations include the factors that are disclosed in the section “Risk Factors” in this prospectus and any prospectus supplement, in our Annual Report on Form 10-K for the fiscal year ended July 31, 2018 and in our Quarterly Report on Form 10-Q for the quarter ended January 31, 2019. You should read these factors and the other cautionary statements made in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein or therein as being applicable to all related forward-looking statements wherever they appear in this prospectus, any accompanying prospectus supplement or any document incorporated by reference herein or therein. Each forward-looking statement contained in this prospectus, any accompanying prospectus supplement or any document incorporated by reference herein or therein reflects management’s view only as of the date on which that forward-looking statement was made. You should not place undue reliance on any forward-looking statements we make. We are not obligated to update forward-looking statements or publicly release the result of any revisions to them to reflect events or circumstances after the date of as of which the forward-looking statement are made or to reflect the occurrence of unanticipated events. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

OUR COMPANY

Thor is the sole owner of operating subsidiaries that, combined, represent the world’s largest manufacturer of recreational vehicles. We manufacture a wide variety of recreational vehicles in the United States and Europe and sell those vehicles, as well as related parts and accessories, throughout the United States and internationally.

The principal types of towable recreational vehicles that we produce include conventional travel trailers and fifth wheels. In addition, we also produce equestrian and other specialty towable recreational vehicles, accessories and services, as well as motorhomes, motorcaravans and campervans. We sell our recreational vehicles primarily to independent, non-franchise dealers located throughout the United States and internationally. For additional information regarding the operations of EHG refer to Exhibits 99.2, 99.3 and 99.6 to our Form 8-K filed February 1, 2019, as amended April 18, 2019.

Corporate Information

We are incorporated in Delaware and are the successor to a corporation of the same name, which was incorporated in Nevada on July 29, 1980. Our principal executive office is located at 601 East Beardsley Avenue, Elkhart, Indiana 46514 and our telephone number is (574) 970-7460. Our Internet address is www.thorindustries.com. The information on, or otherwise accessible through, our website does not constitute a part of this prospectus.

RISK FACTORS

Before making an investment decision, you should carefully consider the risks described in “Risk Factors” in the applicable prospectus supplement and in our then most recent Annual Report on Form 10-K, and in any updates to those risk factors in our Quarterly Reports on Form 10-Q, together with the other information appearing or incorporated by reference in this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of our common stock registered hereby. The selling stockholders will receive all of the net proceeds from the sale of such shares of common stock. See “Selling Stockholders.”

SELLING STOCKHOLDERS

We are registering for resale an aggregate of 2,256,492 shares of our common stock covered by this prospectus on behalf of the selling stockholders named in the table below who acquired such shares as stock consideration directly from us upon the closing of our acquisition of all of the issued and outstanding shares of capital stock of EHG, a previously privately held international company and manufacturer of recreational vehicles in Europe and other locations (the “Transaction”).

The following table sets forth certain information as of April 29, 2019 with respect to the beneficial ownership of our common stock by the selling stockholders. The table also provides information regarding the beneficial ownership of our common stock by each of the selling stockholders as adjusted to reflect the assumed sale of all of the shares of common stock under this prospectus.

Beneficial ownership is determined in accordance with the rules of the SEC and includes the power to vote or direct the voting of securities, or to dispose or direct the disposition thereof or the right to acquire such powers within 60 days. Subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Our calculation of the percentage of beneficial ownership is based on 55,063,473 shares of common stock outstanding as of February 28, 2019.

Because the selling stockholders may resell all or part of their shares, no estimates can be given as to the number of shares of common stock that will be held by the selling stockholders upon termination of any offering made hereby. For purposes of the table below, however, we have assumed that after termination of this offering none of the shares covered by this prospectus will be held by the selling stockholders.

We prepared the table based on information provided to us by the selling stockholders. We have not sought to verify such information. Additionally, the selling stockholders may have sold or transferred some or all of their shares of our common stock in transactions exempt from the registration requirements of the Securities Act since the date on which the information in the table was provided to us. No offer or sale under this prospectus may be made by a stockholder unless that stockholder is listed in the table below, in a supplement to this prospectus or in an amendment to the related registration statement that has become effective.

We believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.

	Common Stock Beneficially Owned Prior to the Offering		Common Stock to be Registered for Resale	Common Stock Beneficially Owned After this Offering
Name of Selling Stockholder	Number	Percentage(1)	Number(2)	Number(3)	Percentage
Gertraud Hymer.(1)	152,942	*	152,942	0	*
Carolin Hachenberg(2)	1,051,770	1.9%	1,051,770	0	*
Christian Hymer(3)	1,051,780	1.9%	1,051,780	0	*

*	Represents less than 1.0% of our common stock outstanding.

(1)	Based on 55,063,473 shares outstanding as of February 28, 2019.
(2)

Represents the number of shares being registered on behalf of the selling stockholder pursuant to the registration statement, of which this prospectus forms a part, which may be less than the total number of shares beneficially owned by such selling stockholder.

(3)

Assumes the selling stockholders dispose of all of the shares of common stock covered by this prospectus and do not acquire beneficial ownership of any additional shares. The registration of these shares does not necessarily mean that the selling stockholders will sell all or any portion of the shares covered by this prospectus.

The 2,256,492 shares of our common stock offered by the selling stockholders are being registered in accordance with registration rights granted by us to the selling stockholders under the Purchase Agreement entered into in connection with the Transaction. On February 1, 2019, the parties closed the Transaction, via which we acquired all of the issued and outstanding shares of capital stock of EHG, a previously privately held international company and manufacturer of recreational vehicles in Europe and other locations, for cash consideration of approximately €1.5 billion (approximately $1.7 billion at the exchange rate as of January 31, 2019), 2,256,492 shares of the Company’s common stock and our assumption of debt of EHG and its affiliates of approximately €315 million (approximately $359 million at the exchange rate as of January 31, 2019).

Under the Purchase Agreement, we were generally obligated to file with the SEC a shelf registration statement on Form S-3 or other applicable registration statement, or an amendment to an effective registration statement, to effect the registration for resale on a continuous basis of all of the common stock received by the selling stockholders in the Transaction and to permit or facilitate the sale and distribution of all or a portion of such shares as a result of a distribution by the selling stockholders of such shares. Per the terms of the Purchase Agreement, among other requirements, we must generally keep a registration statement covering the resale of the shares registered hereunder continuously effective for a period ending on the later of (i) such time as the selling stockholders have completed the sale and distribution of all of such shares, or (ii) such time as the selling stockholders may sell all such shares pursuant to Rule 144 promulgated under the Securities Act without volume, manner-of-sale or other restrictions under Rule 144 and without the requirement for Thor to be in compliance with the current public information requirement of Rule 144. Also per the terms of the Purchase Agreement, we have agreed to enter into such customary agreements and use commercially reasonable efforts to take such other customary actions as the selling stockholders or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of the shares.

DESCRIPTION OF COMMON STOCK

This section describes the general terms and provisions of the shares of our common stock, par value $0.10 per share. This description is only a summary. Our Amended and Restated Certificate of Incorporation, as amended (“Certificate of Incorporation”), and our Amended and Restated By-Laws, as amended (“By-Laws”), have been filed with the SEC and are incorporated by reference in this prospectus. You should read our Certificate of Incorporation and our By-Laws for additional information before you buy any of our common stock. See “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.”

General.    Our Certificate of Incorporation provides that we may issue up to two hundred fifty-one million (251,000,000) shares, consisting of two hundred fifty million (250,000,000) shares of common stock, par value ten cents ($0.10) each, and one million (1,000,000) shares of preferred stock, par value ten cents ($0.10) each, which may be issued from time to time in one or more series. As of February 28, 2019, there were 55,063,473 shares of common stock and 0 shares of preferred stock issued and outstanding, respectively.

Voting Rights.    The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, including the election of directors, and do not have cumulative voting rights. Accordingly, the holders of a majority of the shares of common stock entitled to vote in the election of directors can elect all of the directors standing for election, if they so choose. No person may be nominated for election as a director of Thor who has not agreed to resign from the Board of Directors upon failing to receive a majority of the votes cast in an election that is not a contested election (as defined in our By-Laws), contingent upon the acceptance of the proffered resignation by the Board of Directors, with the recommendation of the governance committee (if any) of the Board.

Dividends.    Subject to preferences that may apply to any shares of preferred stock outstanding at the time, holders of common stock are entitled to receive ratably dividends, if any, as may be declared by our board of directors out of funds legally available therefor.

Other Rights.    Upon our liquidation, dissolution or winding-up, the holders of common stock are entitled to share ratably in all assets remaining after payment of all liabilities and the liquidation preferences of any outstanding preferred stock. Holders of common stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to our common stock. All outstanding shares of common stock are fully paid and nonassessable, and the shares of common stock offered, when issued, will be fully paid and nonassessable.

Certain Provisions of Delaware Law and our Certificate of Incorporation and By-laws

The provisions of Delaware law and our Certificate of Incorporation and our By-laws described below may have the effect of delaying, deferring or discouraging another party from acquiring control of us.

Delaware Law

Section 203 of the Delaware General Corporation Law (the “DGCL”) provides that, subject to certain exceptions specified therein, a corporation shall not engage in any “business combination” with any “interested stockholder” for a three-year period following the time that such stockholder becomes an interested stockholder unless:

(i) prior to such time, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

(ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding certain shares); or

(iii) on or subsequent to such time the business combination is approved by the board of directors of the corporation and authorized at any annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 of the DGCL generally defines an “interested stockholder” to include (x) any person that is the owner of 15% or more of the outstanding voting stock of the corporation, or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the relevant date and (y) the affiliates and associates of any such person.

Section 203 of the DGCL generally defines a “business combination” to include (1) any merger or consolidation involving the corporation and the interested stockholder; (2) any merger, sale or other disposition of 10 percent or more of the assets of the corporation with or to an interested stockholder; (3) subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; (4) any transaction which would result in increasing the proportionate share of the stock of the corporation or its subsidiaries owned by the interested stockholder; and (5) the receipt by the interested stockholder of the benefit (except proportionately as a stockholder) of any loans, advances, guarantees, pledges, or other financial benefits.

Under certain circumstances, Section 203 of the DGCL makes it more difficult for a person who would be an interested stockholder to effect various business combinations with a corporation for a three-year period, although a certificate of incorporation or stockholder-adopted by-laws may exclude a corporation from the restrictions imposed thereunder. Neither our Certificate of Incorporation nor our By-Laws exclude the Company from the restrictions imposed upon Section 203 of the DGCL. It is anticipated that the provisions of Section 203 of the DGCL may encourage companies interested in acquiring the Company to negotiate in advance with the Board of Directors since the stockholder approval requirement would be avoided if the Board of Directors approves, prior to the time the stockholder becomes an interested stockholder, either the business combination or the transaction which results in the stockholder becoming an interested stockholder.

Certificate of Incorporation

Our Certificate of Incorporation requires the affirmative vote of the holders of at least 75% of the shares of the Company entitled to vote generally for the election of directors, voting together as a single class, in order to approve or authorize any Business Combination (as defined below) which has not been approved or authorized by 75% of the directors then in office. The term “Business Combination” as used in the Certificate of Incorporation means:

(i) any merger or consolidation of the Company or an subsidiary of the Company with any other corporation which is required by law to be approved or authorized by the stockholders;

(ii) any sale, lease or exchange of all, or substantially all of the property and assets of the Company or any subsidiary of the Company;

(iii) any distribution to stockholders in partial or complete liquidation of the assets of the Company or any subsidiary of the Company;

(iv) the issuance or transfer by the Company or any subsidiary of the Company of any securities of the Company or any subsidiary which is required by law to be approved or authorized by the stockholders, or with respect to which stockholder approval or authorization would be a prerequisite to the listing on the New York Stock Exchange the securities to be issued or transferred; and

(v) any reclassification of securities or recapitalization of the Company, or any merger or consolidation of the Company with any of its subsidiaries, which is required by law to be approved or authorized by the stockholders, or with respect to which stockholder approval or authorization would be a prerequisite to the listing on the New York Stock Exchange of the securities to be issued or transferred.

This provision in our Certificate of Incorporation could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us.

In addition, our Certificate of Incorporation provides that the vote of the holders of at least 75% of the shares of the Company entitled to vote generally for the election of directors, voting together as a single class, is required to remove any director from office without cause.

Our Certificate of Incorporation authorizes our Board of Directors to provide for series of preferred stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting powers (if any) of the shares of such series, and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series.

We believe that the ability of the Board of Directors to issue one or more series of preferred stock provides Thor with flexibility in structuring possible future financings and acquisitions, and in meeting other corporate needs that might arise. The authorized shares of the preferred stock, as well as shares of common stock, will be available for issuance without further action by our stockholders, unless action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. The New York Stock Exchange currently requires stockholder approval as a prerequisite to listing shares in several instances, including in some cases where the present or potential issuance of shares could result in a 20% increase in the number of shares of our common stock outstanding or in the amount of voting securities outstanding. If the approval of Thor stockholders is not required for the issuance of shares of preferred stock or common stock, the Board may determine not to seek stockholder approval.

Although the Board of Directors has no intention at the present time of doing so, it could issue a series of preferred stock that could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt. The Board of Directors will make any determination to issue such shares based on its judgment as to the best interests of the Company and its stockholders. The Board of Directors, in so acting, could issue preferred stock having terms that could discourage an acquisition attempt through which an acquirer may be able to change the composition of the Board of Directors, including a tender offer or other transaction that some, or a majority, of the stockholders of the Company might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then current market price of such stock. We will indemnify our officers and directors against losses that they may incur in investigations and legal proceedings resulting from their services to us, which may include services in connection with takeover defense measures.

By-Laws

Our By-Laws provide that, subject to certain exceptions, any stockholder desiring to propose business or nominate a person to the Board of Directors at a stockholders meeting, including via Thor’s proxy access program, must give notice of any proposals or nominations within specified time frames and in proper form and substance. In addition, our By-Laws provide that we will hold a special meeting of stockholders only if our directors or our president or secretary calls the meeting or if the holders of record of a majority of the outstanding shares of the Company entitled to vote at such meeting (and by the beneficial owner or owners, if any, on whose behalf the request is made) submit a written request for the meeting in proper form and substance.

These provisions may have the effect of precluding a nomination for the election of directors or the conduct of business at a particular annual meeting if the proper procedures are not followed or may discourage or deter a third party from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of the Company, even if the conduct of such solicitation or such attempt might be beneficial to us and our stockholders. In order to have us include a proposal in our annual proxy statement other than via our proxy access program, the proponent and the proposal must also comply with the proxy proposal submission rules of the SEC.

Our By-Laws may be adopted, amended or repealed by the Board of Directors, subject to amendment or repeal by the stockholders entitled to vote thereon.

Transfer Agent

The transfer agent and registrar for our common stock is Computershare Limited.

PLAN OF DISTRIBUTION

We are registering the common stock covered by this prospectus to permit the selling stockholders to conduct public secondary trading of such shares from time to time after the date of this prospectus. We will not receive any proceeds from the sale of shares of our common stock registered hereby. The selling stockholders will receive all of the net proceeds from the sale of such shares of common stock. We will pay substantially all of the expenses incident to any offering of the shares of common stock by the selling stockholders to the public other than commissions and discounts of underwriters, brokers, dealers or agents.

The selling stockholders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly to purchasers or through one or more underwriters, broker-dealers or agents, at market prices prevailing at the time of sale, at prices related to such market prices, at a fixed price or prices subject to change or at negotiated prices, by a variety of methods including the following:

•	on any national securities exchange or over-the-counter market on which the shares of common stock may be listed or quoted at the time of sale;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which a broker-dealer may attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and a subsequent resale by the broker-dealer for its account;

•	through the writing of options, which may be listed on an options exchange or otherwise, or the issuance of other derivatives;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	public or privately negotiated transactions;

•	in transactions otherwise than on such exchanges or in the over-the-counter market;

•	by entering into hedging transactions with broker-dealers, which may in turn engage in short sales of the offered securities or short and deliver the securities to close out such short positions;

•	through a combination of any such methods; or

•	through any other method permitted under applicable law.

In effecting sales, brokers-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate. If the selling stockholders effect such transactions by selling the shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal. Underwriters may sell securities to or through dealers, and dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Such commissions will be in amounts to be negotiated, subject to Financial Industry Regulatory Authority, Inc. Rule 2121.

If underwriters are used in a sale, the sole or lead underwriter for an underwritten resale may require Thor to enter into an underwriting agreement with the underwriter or underwriters and the selling stockholders at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and the applicable prospectus supplement will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, a selling stockholder or an underwriter may sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.

The selling stockholders and any underwriters, brokers, dealers or agents that participate in such distribution may be deemed to be “underwriters” within the meaning of the Securities Act, and any discounts, commissions or concessions received by any underwriters, brokers, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act. Any selling stockholder who is an “underwriter” within the meaning of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and the provisions of the Exchange Act and the rules thereunder relating to stock manipulation.

There can be no assurance that the selling stockholders will sell any or all of the common stock registered pursuant to the registration statement of which this prospectus forms a part. Further, we cannot assure you that any selling stockholder will not transfer, devise or gift the common stock by other means not described in this prospectus. In addition, any common stock covered by this prospectus that qualifies for sale under Rule 144 or Rule 144A of the Securities Act may be sold under Rule 144 or Rule 144A rather than under this prospectus. The common stock covered by this prospectus may also be sold to non-U.S. persons outside the U.S. in accordance with Regulation S under the Securities Act rather than under this prospectus. In order to comply with the securities laws of some states, the shares sold in those jurisdictions may only be sold through registered or licensed brokers or dealers. In addition, in some states, the shares may not be sold unless the shares have been registered or qualified for sale in that state or an exemption from registration or qualification is available and is complied with.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the common stock owned by them and, if the selling stockholders default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) under the Securities Act or other applicable provision of the Securities Act amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the common stock in other circumstances, in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

Underwriters, dealers and agents who participate in the distribution of securities and their controlling persons may be entitled, under agreements that may be entered into with us, to indemnification by us and the selling stockholders against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters, dealers or agents and their controlling persons may be required to make in respect of those liabilities.

Any underwriter may engage in stabilizing and syndicate covering transactions in accordance with Rule 104 under the Exchange Act. Rule 104 permits stabilizing bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. The underwriters may over-allot offered securities, thereby creating a short position in the underwriters’ account. Syndicate covering transactions involve purchases of offered securities in the open market after the distribution has been completed to cover syndicate short positions. Stabilizing and syndicate covering transactions may cause the price of the offered securities to be higher than it would otherwise be in the absence of such transactions. These transactions, if commenced, may be discontinued at any time.

Each selling stockholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the common stock by the selling stockholders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the common stock to engage in market-making activities with respect to the common stock. All of the foregoing may affect the marketability of the common stock and the ability of any person or entity to engage in market-making activities with respect to the common stock.

Once sold under the shelf registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

The validity of the shares of common stock that are offered hereby by the selling stockholders will be passed upon by Ice Miller LLP.

EXPERTS

The financial statements incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended July 31, 2018, and the effectiveness of the Company’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The financial statements of EHG incorporated by reference in this prospectus and elsewhere in the registration statement by reference to the Current Report on Form 8-K filed February 1, 2019 as amended April 18, 2019 have been so incorporated by reference in reliance upon the report of Ernst & Young GmbH, independent certified public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed a registration statement on Form S-3 with respect to the securities offered by this prospectus with the SEC in accordance with the Securities Act and the rules and regulations enacted under its authority. This prospectus, which constitutes a part of the registration statement, does not contain all of the information included in the registration statement and its exhibits and schedules. Statements contained in this prospectus regarding the contents of any document referred to in this prospectus are not necessarily complete, and, in each instance, you are referred to the full text of the document that is filed or incorporated by reference as an exhibit to the registration statement. Each statement concerning a document that is filed or incorporated by reference as an exhibit should be read along with the entire document. Thor files annual, quarterly and current reports and other information with the SEC. The SEC maintains an Internet website that contains reports, proxy and information statements and other information regarding issuers, such as Thor, that file electronically with the SEC. The SEC’s website address is http://lwww.sec.gov. For further information regarding Thor and the securities offered by this prospectus, please refer to the registration statement and its exhibits and schedules, which may be inspected on the SEC’s website.

Thor’s corporate website is http:// www.thorindustries.com. The information contained in, or that can be accessed through, that website is not part of this prospectus and should not be relied upon in determining whether to purchase the securities.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows information in documents that Thor files with the SEC to be incorporated by reference, which means that important information may be disclosed to you by referring you to those documents on file with the SEC. The information incorporated by reference is considered to be a part of this prospectus. The following documents of Thor are deemed to be incorporated by reference:

•	our Annual Report on Form 10-K for the fiscal year ended July 31, 2018, filed with the SEC on September 20, 2018 (File No. 001-09235);

•

our Quarterly Reports on Form 10-Q for the quarters ended October 31, 2018 and January 31, 2019, respectively, filed with the SEC on December 6, 2018 and March 6, 2019, respectively, (File No. 001-09235);

•

portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on October 31, 2018 (File No. 001-09235) (solely to the extent incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended July 31, 2018);

•

our Current Reports on Form 8-K filed with the SEC on September 18, 2018 (excluding Exhibits 99.1, 99.2 and 99.3 thereto), October 11, 2018, October 12, 2018, December 13, 2018, December 17, 2018, December 20, 2018, February 1, 2019, as amended April 18, 2019 (including Exhibits 2.1, 10.1, 10.2, 23.1, 99.2, 99.3, 99.4, 99.5 and 99.6 thereto, but excluding Exhibit 99.1 thereto) and March 21, 2019 (File No. 001-09235);

•

the description of our common stock contained in our registration statement under Section 12 of the Exchange Act (File No. 001-09235), including any amendment or report filed for the purpose of updating such description; and

•

All documents filed by us under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the filing of the registration statement of which this prospectus is a part and (ii) until all of the common stock to which this prospectus relates has been sold or the offering is otherwise terminated (in each case unless explicitly indicated, other than those documents or the portions of those documents not deemed to be filed, including the portions of the documents that are furnished under Items 2.02 or 7.01 of Form 8-K, including any exhibits included with such items, unless such documents are specifically incorporated by reference herein).

Any statement in a document incorporated or deemed to be incorporated by reference in this prospectus is deemed to be modified or superseded to the extent that a statement contained in this prospectus, or in any other document subsequently filed with the SEC and incorporated by reference, modifies or supersedes that statement. If any statement is so modified or superseded, it does not constitute a part of this prospectus, except as modified or superseded.

Information that is “furnished to” the SEC shall not be deemed “filed with” the SEC and shall not be deemed incorporated by reference into this prospectus or the registration statement of which this prospectus is a part, unless explicitly indicated.

Each person, including any beneficial owner, to whom a prospectus is delivered, is entitled, upon oral or written request, to receive a copy of any or all of the information that has been incorporated by reference in this prospectus, but not delivered with this prospectus. You may request a copy of these filings, at no cost, by writing or telephoning Thor at the following address and phone number:

Thor Industries, Inc.

Attention: Corporate Secretary

601 East Beardsley Avenue

Elkhart, Indiana 46514

(574) 970-7460

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The registrant will pay all reasonable expenses incident to the registration of the shares other than any commissions and discounts of underwriters, dealers or agents. Such expenses are set forth in the following table. All of the amounts shown are estimates, except for the SEC registration fee.

SEC registration fee		$18,802.22
Legal fees and expenses		*
Accounting fees and expenses		*

Miscellaneous		*

Total	$	*

* The expenses in connection with the issuance and distribution of the common stock are not currently determinable.

Item 15.	Indemnification of Directors and Officers

Thor Industries, Inc. is a corporation organized under the laws of the state of Delaware.

Delaware General Corporation Law. Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”) enables a corporation incorporated in the State of Delaware to eliminate or limit, through provisions in its original or amended certificate of incorporation, the personal liability of a director for violations of the director’s fiduciary duties, except (i) for any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) any liability imposed pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.

Section 145 of the DGCL provides that a corporation incorporated in the State of Delaware may indemnify any person or persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee, or agent of such corporation, or is or was serving at the request of such corporation as an officer, director, employee, or agent of another corporation or enterprise. The indemnity may include expenses (including attorney’s fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding, provided such officer, director, employee, or agent acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, for criminal proceedings, had no reasonable cause to believe that the challenged conduct was unlawful. A corporation incorporated in the State of Delaware may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must provide indemnification against the expenses that such officer or director actually and reasonably incurred.

Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws. Article Six of Thor’s Amended and Restated Certificate of Incorporation, as amended, provides that Thor shall indemnify to the full extent permitted by Section 145 of the DGCL all persons whom it may indemnify pursuant thereto. It also provides that Thor’s directors shall not be personally liable to Thor or its stockholders for monetary damages for the breach of any fiduciary duty as a director, except as would be inconsistent with Section 102(b)(7) of the DGCL. Thor’s Amended and Restated By-Laws, as amended, provide that Thor shall indemnify its officers, directors, employees and agents to the full extent permitted by the DGCL and also obligate nominating stockholders under Thor’s proxy access program to indemnify Thor’s directors, officers, and employees for certain liabilities arising out of or relating to any nomination submitted by such stockholders or any breach or alleged breach of, such stockholders’ obligations, agreements or representations under the program.

Indemnification Agreements. Thor has also entered into agreements with certain of its officers and directors that will require Thor, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers to the fullest extent not prohibited by law.

Insurance. We maintain officers and directors liability insurance, which covers our directors and officers against certain claims or liabilities arising out of the performance of their duties.

Item 16.	Exhibits

The following exhibits are included or incorporated herein by reference.

Exhibit	Title of Exhibit	Reference

3.1	Amended and Restated Certificate of Incorporation, as amended.	Incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed December 20, 2018.

3.2	Amended and Restated By-Laws, as amended.	Incorporated by reference to Exhibit 3.2 of the Company’s Current Report on Form 8-K filed December 20, 2018.

4.1	Form of Common Stock Certificate.	Incorporated by reference to Exhibit 4(a) of the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 1987 (P) Rule 311.

5.1	Opinion of Ice Miller LLP.	Filed herewith.

23.1	Consent of Deloitte & Touche LLP.	Filed herewith.

23.2	Consent of Ernst & Young GmbH Wirtschaftsprüfungsgesellschaft.	Filed herewith.

23.3	Consent of Ice Miller LLP.	Contained in Exhibit 5.1

24.1	Powers of Attorney.	Included as part of the signature pages hereto.

*

Certain schedules and exhibits referenced in the Sale and Purchase Agreement Amendment Agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

Item 17.	Undertakings

(A)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

Each prospectus filed by the registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract or sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract or sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(B)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(C)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Elkhart, Indiana, on this 29th day of April, 2019.

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of this 29th day of April, 2019.

THOR INDUSTRIES, INC., a Delaware corporation

By:	/s/ Robert W. Martin
Robert W. Martin
President, Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below hereby authorizes and appoints Robert W. Martin, Colleen Zuhl and W. Todd Woelfer as attorneys-in-fact and agents, each acting alone, with full powers of substitution to sign on his or her behalf, individually and in the capacities stated below, and to file any and all amendments, including post-effective amendments to this registration statement, and registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and other documents in connection with the registration statement, with the Securities and Exchange Commission, granting to those attorneys-in-fact and agents full power and authority to perform any other act on behalf of the undersigned required to be done.

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of this 29th day of April, 2019.

Name and Signature	Title	Date

/s/ ROBERT W. MARTIN Robert W. Martin	President and Chief Executive Officer and Director (Principal Executive Officer)	April 29, 2019

/s/ COLLEEN ZUHL Colleen Zuhl	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	April 29, 2019

/s/ PETER B. ORTHWEIN Peter B. Orthwein	Executive Chairman of the Board	April 29, 2019

/s/ ANDREW GRAVES Andrew Graves	Director	April 29, 2019

/s/AMELIA HUNTINGTON Amelia Huntington	Director	April 29, 2019

/s/ WILSON JONES Wilson Jones	Director	April 29, 2019

/s/ CHRISTOPHER KLEIN Christopher Klein	Director	April 29, 2019

/s/ J. ALLEN KOSOWSKY J. Allen Kosowsky	Director	April 29, 2019

/s/ JAN H. SUWINSKI Jan H. Suwinski	Director	April 29, 2019

/s/ JAMES L. ZIEMER James L. Ziemer	Director	April 29, 2019